Exhibit 10(bbbb)

FPIC INSURANCE GROUP, INC.
OMNIBUS INCENTIVE PLAN STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of______, ____ is by and between FPIC Insurance Group, Inc., a Florida corporation (the “Company”), and ________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Company maintains the Omnibus Incentive Plan (the “Plan”) for the benefit of its officers and key employees and the officers and key employees of the Subsidiaries; and

WHEREAS, the Company wishes to grant to the Optionee Options under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided;

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

1.	Definitions

Terms used in this Agreement that are defined in the Plan shall have the same meaning as set forth in the Plan.

2.	Grant of Options

The Company hereby grants to Optionee _____ Options to purchase _____ Shares at an Option Price per Share of $_____. Of these Options, _____ will be Incentive Stock Options pursuant to Section 422 of the Code, and _____ will be Nonqualified Stock Options.

3.	Stock Option Terms and Exercise Period

a.  Options awarded under this Agreement may not be exercised by the Optionee at any time until such Options are vested as provided in paragraph 4 of this Agreement.

b.  This Agreement and the Options issued pursuant thereto shall terminate on the earlier of (i) the tenth anniversary of the date of this Agreement, (ii) the date such Options are fully exercised, or (iii) the date determined pursuant to Section 5 hereof following the Optionee's termination of employment.

4.	Vesting

Subject to Section 10 hereof and the other provisions of this Section 4, one-third (rounded up to a whole number) of the Options set forth in paragraph 2 shall vest on the one year anniversary of the date of this Agreement, with an additional one-third of the Options vesting on each of the next two anniversaries of this Agreement, provided the Optionee has remained in the employ of the Company or a Parent or Subsidiary thereof through the applicable vesting date, such vesting maximizing Incentive Stock Options pursuant to Section 422 of the Code, as follows:

Options Exercisable
Grant Date	Grant Type	Options Granted	Number Exercisable	Date Exercisable

The Optionee shall be 100% vested in all Options awarded under this Agreement (i) if the Optionee’s termination of employment from the Company is as a result of the death, Permanent and Total Disability (as that term is defined in Code § 22(e)(3)), or retirement at or after age 65 of the Optionee and/or (ii) as provided in the Optionee’s employment, severance or other agreement (if applicable). The Optionee shall forfeit any unvested Options (i) upon termination of employment for any reason other than the death, Permanent and Total Disability (as that term is defined in Code § 22(e)(3)) or retirement at or after age 65 of the Optionee or (ii) except as otherwise provided in the Optionee’s employment, severance or other agreement (if applicable).

5.	Termination of Employment

a.  In the event the employment of the Optionee is terminated, the Nonqualified Stock Options hereunder that are vested as of the date of termination of employment will terminate upon the earlier of (i) the full exercise of the Option, (ii) the tenth anniversary of the date of this Agreement, or (iii) three years following the date of termination of employment, and the Incentive Stock Options hereunder that are vested as of the date of termination of employment will terminate upon the earlier of (i) the full exercise of the Option, (ii) the tenth anniversary of the date of this Agreement, or (iii) three months following the date of termination of employment.

b.     Notwithstanding the above, in the event the employment of the Optionee is terminated as a result of death or Permanent and Total Disability (as that term is defined in Code § 22 (e)(3)) prior to the termination of an Option, such Option may be exercised to the extent permitted under Section 7.4(c) of the Plan.

c.     Any portion of the Options hereunder that is unvested on the date of termination of employment (and that do not become vested on the date of termination of employment pursuant to Section 4 hereof), shall expire as of the date of termination of employment.

6.	Transferability of Options

Except as provided in the following sentence, this Agreement and the Options granted hereunder shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the preceding sentence, the Nonqualified Stock Options granted hereunder may be transferred by the Optionee during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family or to a former spouse pursuant to a domestic relations order. For purposes of this Section, the term “immediate family” is defined as the Optionee’s spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents.

7.	Exercise of Options

a.  Options shall become exercisable at such time as may be provided herein and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary or President of the Company, at its principal office. The notice shall specify the number of Options that are being exercised.

b.  Shares purchased pursuant to this Agreement shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued as of the date of transfer based on Fair Market Value. Subject to prior approval of the Company, and subject to such restrictions or conditions as the Company may prescribe, Options may also be exercised with the assistance of a broker.

c.  The Committee may establish rules regarding the types of Shares the Optionee may transfer in payment of the Option Price in order to avoid adverse accounting treatment.

8.	Regulation by the Committee

This Agreement and the Options granted hereunder shall be subject to the administrative procedures and rules as the Committee may adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be conclusive and binding upon the Optionee and any person or persons to whom Options hereunder have been transferred by will or by laws of descent and distribution.

9.	Rights as a Shareholder

The Optionee shall have no rights as a Shareholder with respect to Options granted hereunder until certificates for Shares of common stock are issued to the Optionee.

10.	Change in Control

a.  Upon a Change in Control, all Options granted hereunder shall automatically vest as of the date of such Change in Control and all restrictions or contingencies will be deemed to have been satisfied.

b.  Upon a Change in Control, the Options shall remain exercisable until the tenth anniversary of this Agreement, notwithstanding any termination of employment occurring prior thereto.

11.	Plan Terms

The terms of the Plan are incorporated herein by reference.

12.	Governing Law and Severability.

To the extent not preempted by Federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law provisions. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining part of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13.	Effective Date of Grant

Each Option granted under this Agreement shall be effective as of the date of this Agreement written above.

ATTEST:	FPIC INSURANCE GROUP, INC.

_________________________________	By: _________________________________
Roberta Goes Cown
Senior Vice President and Corporate
Counsel

WITNESS:

_________________________________	_________________________________
, Optionee